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                                                                    EXHIBIT 99.1

                                MAGNA GROUP, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints G. Thomas Andes and Carolyn B. Ryseff, or either of them in case the other is unable or unwilling to act, as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of voting stock of Magna Group, Inc. held of record by the undersigned on ________________, 1998, at the Annual Meeting of Stockholders to be held on _________, 1998 or any adjournments thereof.

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   1.  Approval of the Agreement and Plan of Reorganization, dated as of
       February 22, 1998, by and between Union Planters Corporation and Magna Group, Inc., and the related Plan of Merger, by and between Magna Group, Inc. and Union Planters Holding Corporation.

          [ ]  FOR                 [ ]  AGAINST                [ ]  ABSTAIN

   2.  ELECTION OF DIRECTORS:

       [ ] FOR all nominees listed below                [ ] WITHHELD AUTHORITY
           (except as marked to the contrary below)         (to vote for all nominees listed below)

       (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S
       NAME IN THE LIST BELOW. FAILURE TO FOLLOW THIS PROCEDURE TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE
                WILL RESULT IN THE GRANTING OF AUTHORITY TO VOTE FOR THE ELECTION OF SUCH NOMINEE.)

       CLASS I (three-year term)

       James A. Auffenberg, Jr.   C.E. Heiligenstein   Carl G. Hogan, Sr.   Ralph F. Korte   William A. Peck   Frank R. Trulaske

   3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.
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   THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
   HEREIN BY THE UNDERSIGNED SHAREHOLDER, IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

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       DATED:  ___________________________, 1998

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                                                                                  Signature

                                                          --------------------------------------------------------
                                                                          Signature, if held jointly

                                                           Please sign exactly as name appears on this Proxy Card.
                                                           When shares are held by joint tenants, both should sign.
                                                           When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give
                                                           full title as such. If a corporation, please sign in full
                                                           corporate name by President or other authorized officer.
                                                           If a partnership, please sign in partnership name by
                                                           authorized person
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      PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.